Teacher Insurance and Annuity Association
                                730 Third Avenue
                          New York, New York 10017-3206
                                  212 490-9000



                                                                 October 3, 1996


Board of Trustees of
Teachers Insurance and Annuity Association
730 Third Avenue
New York, New York  10017-3206

Ladies and Gentlemen:

          This opinion is furnished in connection with the Registration Statement on Form S-1 (File No. 33-92990) (the "Registration Statement") of the TIAA Real Estate Account (the "Account") being filed with the Securities and Exchange Commission under the Securities Act of 1933. Interests in the Account are offered through endorsements to certain individual, group and tax-deferred annuity contracts and through income-paying contracts (collectively, the "Contracts") issued by Teachers Insurance and Annuity Association of America ("TIAA").

         I have examined the Charter, Bylaws and other corporate records of TIAA, including TIAA's Plan of Operations for Separate Account Business, and other organizational records of the Account, and the relevant statutes and regulations of the State of New York. On the basis of such examination, it is my opinion that:

         1. TIAA is a nonprofit life insurance company duly organized and validly existing under the laws of the State of New York.

         2. The Account is a "separate account" of TIAA within the meaning of Section 4240 of the New York Insurance Law, duly established by a resolution of TIAA's Board of Trustees and validly existing under the laws of the State of New York.

         3. The Contracts have been duly authorized by TIAA and, when issued as contemplated by the Registration Statement, constitute legal, validly issued and binding obligations of TIAA enforceable in accordance with their terms.

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October 3, 1996
Page 2

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Registration Statement.


                                                        Sincerely,


                                                        /s/ Charles H. Stamm
                                                        --------------------
                                                        Charles H. Stamm
                                                        Executive Vice President
                                                        and General Counsel